UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2006

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21052	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

New Receivables Securitization Facility

On August 24, 2006, Jarden Corporation (the “Company”) and certain of its subsidiaries, including Jarden Receivables LLC (“Jarden Receivables”), a wholly-owned subsidiary of the Company and a bankruptcy remote special purpose entity, entered into a receivables securitization facility with Jarden Receivables, as borrower, the Company, as initial servicer, The Coleman Company, Inc. (“Coleman”) and Sunbeam Products, Inc. (“Sunbeam”, and together with Coleman, the “Originators”), each wholly-owned subsidiaries of the Company, as originators, Three Pillars Funding LLC, as lender (the “Lender”) and SunTrust Capital Markets, Inc., as administrator (“SunTrust”). The securitization facility includes (i) a Receivables Contribution and Sales Agreement by and among the Originators and Jarden Receivables; (ii) a Loan Agreement by and among the Lender, SunTrust, Jarden Receivables, as borrower and the Company, as initial servicer (the “Loan Agreement”); (iii) a Lender Note executed by Jarden Receivables in favor of Lender (the “Lender Note”); and (iv) a Performance Undertaking executed by the Company, as performance guarantor, in favor of Jarden Receivables (the “Performance Undertaking”).

Under the securitization facility, each of the Originators and certain other subsidiaries that may be designated by the Company from time to time, sell accounts receivable to Jarden Receivables as part of a two-step process that provides funding similar to a revolving credit facility. The Loan Agreement establishes a commitment by the Lender for Jarden Receivables to borrow an aggregate principal amount outstanding of up to $250,000,000.00, subject to Jarden Receivables purchasing eligible receivables from the Originators and other subsidiaries designated by the Company. Loans under the Loan Agreement are secured by the accounts receivable purchased by Jarden Receivables from the Originators.

Interest on borrowings (other than default interest) shall be based on (i) commercial paper interest rates, (ii) LIBOR rates or (iii) a rate that is the higher of the Prime Rate as announced by SunTrust Bank or the federal funds rate plus 0.50%, in each case plus an applicable margin. Subject to the terms and conditions of the Loan Agreement, loans will be made available on a revolving basis and the securitization facility will be reflected as a current liability because the term of the Loan Agreement, subject to annual renewals, runs until August 23, 2007.

The securitization facility requires that certain performance ratios be maintained with respect to purchased accounts receivable and that Jarden Receivables preserve its bankruptcy remote qualities. The securitization facility includes usual and customary events of default for an accounts receivable securitization facility.

The Company has agreed to serve as a performance guarantor in favor of the Borrower pursuant to the Performance Undertaking whereby the Company will guarantee the due and punctual performance by each of the Originators of its respective obligations under the Receivables Contribution and Sale Agreement. The Lender will not, however, have recourse to the Company for the unpaid portion of any loans under the Loan Agreement.

This description of the securitization facility and each of the Receivables Contribution and Sales Agreement, the Loan Agreement, the Lender Note and the Performance Undertaking thereunder does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed, respectively, as Exhibits 10.1 – 10.4 to this Form 8-K.

Item 9.01 Exhibits

The following Exhibits are filed herewith as part of this report:

Exhibit	Description
10.1	Receivables Contribution and Sale Agreement, dated as of August 24, 2006, by and among The Coleman Company Inc. and Sunbeam Products, Inc., as originators, and Jarden Receivables LLC, as buyer.

10.2	Loan Agreement, dated as of August 24, 2006, by and among Jarden Receivables LLC, as borrower, Jarden Corporation, as initial servicer, Three Pillars Funding LLC, as lender, and SunTrust Capital Markets, Inc., as administrator.

10.3	Lender Note, dated as of August 24, 2006, executed by Jarden Receivables LLC, as borrower, in favor of Three Pillars Funding LLC, as lender.

10.4	Performance Undertaking, dated as of August 24, 2006, executed by Jarden Corporation, as performance guarantor, in favor of Jarden Receivables LLC, as beneficiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2006

JARDEN CORPORATION

By:	/s/ Desìree DeStefano
Name:	Desìree DeStefano
Title:	Executive Vice President of Finance

EXHIBIT INDEX

Number	Exhibit
10.1	Receivables Contribution and Sale Agreement, dated as of August 24, 2006, by and among The Coleman Company Inc. and Sunbeam Products, Inc., as originators, and Jarden Receivables LLC, as the buyer.

10.2	Loan Agreement, dated as of August 24, 2006, by and among Jarden Receivables LLC, as borrower, Jarden Corporation, as initial servicer, Three Pillars Funding LLC, as lender, and SunTrust Capital Markets, Inc., as administrator.

10.3	Lender Note, dated as of August 24, 2006, executed by Jarden Receivables LLC, as borrower, in favor of Three Pillars Funding LLC, as lender.

10.4	Performance Undertaking, dated as of August 24, 2006, executed by Jarden Corporation, as performance guarantor, in favor of Jarden Receivables LLC, as beneficiary.